Allmerica                440 Lincoln Street                  Commission Schedule
Investments, Inc.        Worcester, MA 01653       (Percent of Premium Payments)

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First Allmerica Financial Life Insurance Company

Allmerica Financial Life Insurance and Annuity Company

Principal Underwriter and Exclusive Distributor -
Allmerica Investments, Inc.

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                            COMMISSION SCHEDULE AM-2*
                           (Effective March 15, 1995)
                                Allmerica Select
                        Variable Universal Life Policies

A.     Issued by Allmerica Financial Life Insurance and Annuity Company

       Year One:   90% of payments up to target payment (See attached)

                   4% of payments on excess above target

       Renewal:    2% of Payments

       Trail: .25% annual trail commission of unloaned account value. Payable each calendar quarter at 25% the annual rate (.0625%) on policies in the second and subsequent years.

B.     Issued by First Allmerica Life Insurance Company

       Year One:   50% of payments plus 40% expense reimbursement up to target payment

                   4% of payments on excess above target

       Renewal:    4% of Payments

       Trail:      None

*This schedule sets forth the commissions applicable to Allmerica Select Life policies issued on or after March 15, 1995 which do not replace existing Allmerica policies. Commissions applicable to replacements, increases in the face amount, conversions and exchanges will be in accordance with Allmerica rules.

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

Allmerica                440 Lincoln Street                  Commission Schedule
Investments, Inc.        Worcester, MA 01653       (Percent of Premium Payments)

--------------------------------------------------------------------------------

First Allmerica Financial Life Insurance Company

Allmerica Financial Life Insurance and Annuity Company

Principal Underwriter and Exclusive Distributor -
Allmerica Investments, Inc.

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                            COMMISSION SCHEDULE AM-3*
                             (Effective May 1, 1996)
                                Allmerica Select
                  Variable Survivorship Universal Life Policies

A.     Issued by Allmerica Financial Life Insurance and Annuity Company

       Year One:   90% of payments up to target payment

                   4% of payments on excess above target

       Renewal:    2% of Payments

       Trail: .25% annual trail commission of unloaned account value. Payable each calendar quarter at 25% the annual rate (.0625%) on policies in the second and subsequent years.

B.     Issued by First Allmerica Life Insurance Company

       Year One:   50% of payments plus 40% expense reimbursement up to target payment

                   4% of payments on excess above target

       Renewal:    4% of Payments

       Trail:      None


*This schedule sets forth the commissions applicable to Allmerica Select Life policies issued on or after May 1, 1996 which do not replace existing Allmerica policies. Commissions applicable to replacements, increases in the face amount, conversions and exchanges will be in accordance with rules of the issuing insurer.

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